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                                                                  EXHIBIT 10.2
                AMENDED AND RESTATED MARKETING SERVICES AGREEMENT

      THIS AMENDED AND RESTATED MARKETING SERVICES AGREEMENT (the "Agreement") is made as of this 1st day of January 1996, by and between SPS PAYMENT SYSTEMS, INC. (formerly known as Sears Payment Systems, Inc.), a Delaware corporation with its principal place of business at 2500 Lake Cook Road, Riverwoods, Illinois 60015 ("SPS") and NOVUS CREDIT SERVICES INC. (formerly known as Sears Consumer Financial Corporation), a Delaware corporation with its principal place of business at 2500 Lake Cook Road, Riverwoods, Illinois 60015 ("NCSI").

                                  WITNESSETH

      WHEREAS, SPS and NCSI entered into a Marketing Services Agreement dated as of January 1, 1992, as amended (the "Prior Agreement"); and

      WHEREAS, SPS and NCSI wish to amend and restate the Prior Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SPS and NCSI agree as follows:

      1. Services. SPS agrees to provide, in accordance with applicable federal and state laws, rules and regulations, the services ("Services") described in Exhibit A attached to and incorporated in this Agreement.

      2. Prices and Payment. SPS' fees and charges for the Services are set forth in Exhibit B. SPS' fees and charges may be changed by agreement of the parties, as confirmed in writing from time to time. SPS shall bill NCSI for such Services as set forth in Exhibit B.

      3. Term. This Agreement shall be effective as of the date first written above, and shall remain in effect for as long as (i) the Services Agreement between NCSI's subsidiary, MountainWest Financial Corporation ("MountainWest"), and SPS, dated as of November 1, 1990, as amended (the "MountainWest Services Agreement"), remains in effect or (ii) SPS continues to otherwise provide MountainWest services substantially similar to those described in the MountainWest Services Agreement.

      4.  Representations and Warranties; Covenants.

          (a) Both parties represent and warrant that they are free as of the date hereof of any contractual obligation or legal disability that would prevent either from entering into this Agreement.

          (b) NCSI covenants that it shall use its best efforts to cause MountainWest to sell to SPS, from time to time and at SPS' election, any of the Portfolios under such terms and conditions as are mutually acceptable to SPS and MountainWest, provided that the purchase price of any such Portfolio shall be equal to its fair market value at the time of purchase.

      5.   Liability and Indemnification.

          (a) SPS shall indemnify and hold NCSI harmless from and against any and all claims, actions, proceedings, judgments, expenses, damages and liabilities, including court costs and reasonable attorney's fees, arising in connection with the Services to be provided hereunder, due to SPS' negligence.

          (b) NCSI shall indemnify and hold SPS harmless from and against any and all claims, actions, proceedings, judgments, expenses, damages and liabilities, including court costs and reasonable attorney's fees, arising in

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connection with the Services to be provided hereunder, due to NCSI's negligence.

          (c) NCSI and SPS agree that each will comply with all applicable federal, state, county and local laws, ordinances, codes, rules and regulations in the performance of their obligations under this Agreement. NCSI and SPS further agree to hold each other harmless from and against any and all claims, actions, proceedings, expenses, judgments, damages and liabilities, including court costs and reasonable attorney's fees that may be sustained by reason of the respective failure of NCSI or SPS or their employees, agents or subcontractors to comply with such law, ordinances, codes, rules and regulations. NCSI and SPS agree that each will fully cooperate with the other's efforts to comply with applicable federal and state regulations, including but not limited to the regulations of the Federal Deposit Insurance Corporation relating to disaster planning.

          (d) Notwithstanding anything contained herein to the contrary, neither party shall be liable to the other for consequential or incidental damages.

      6. Confidentiality.

          (a) Confidential Information. In performing its obligations pursuant to this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party, including but not limited to: such party's marketing philosophy and objectives, competitive advantages and disadvantages, customer names and addresses, financial results, technological developments, or other information of the business or affairs of each party, its parent company, its affiliated and subsidiary companies, or its customers, and a variety of other information and material which that party considers confidential and/or proprietary (hereinafter referred to as "Confidential Information").

          (b) Nondisclosure. Both parties agree that during the term of this Agreement and thereafter a party receiving Confidential Information from the other party may not use or disclose such Confidential Information to any third party, except (i) as may be necessary to perform obligations pursuant to this Agreement, (ii) as required by law, and (iii) as may be agreed to in writing by both parties.

          (c) Ownership. All Confidential Information furnished by the parties to each other in connection with this Agreement is the exclusive property of the furnishing party, and at the request of that party, the other party shall return to the furnishing party all such information and copies of such information.

          (d) Protection. Without the prior written consent of the other party, neither party shall disclose, furnish, or use in any way whatsoever, and each party shall take measures to prevent its agents, employees and subcontractors from using, any Confidential Information to which it becomes privy, except as may be necessary for that party to perform its obligations pursuant to this Agreement and except as may be agreed upon in writing by both parties.

          (e) Exclusions. Confidential Information shall not include information: (i) which is known to the receiving party prior to commencing any discussions with the other party on the subject matter of this Agreement, or
(ii) which is or becomes known to the public generally through no fault or action of the receiving party; or (iii) is lawfully revealed to the receiving party; or (iv) is developed by the receiving party as a result of its own internal efforts and not as a direct or indirect result of the disclosure of information by the other party.

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          (f)  Survival.  The provisions of this Section 6 shall survive the termination of this Agreement.


      7. Force Majeure. Each party will be excused from performance hereunder when and to the extent that it is prevented from performance by forces beyond its control, including but not limited to acts of war, strike, fire, explosion, sabotage, accident or casualty.

      8. Notices. Any notice required to be given hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested, and shall be effective when received. Every such notice shall be addressed, if to SPS, to:

          SPS PAYMENT SYSTEMS, INC.
          2500 Lake Cook Road
          Riverwoods, Illinois  60015
          Attention:  President

and, if to NCSI, to:

          NOVUS CREDIT SERVICES INC.
          2500 Lake Cook Road
          Riverwoods, Illinois  60015
          Attention:  Senior Vice President, Administration

10.   General Conditions.

          (a) The validity, construction and performance of this Agreement shall be governed by the laws of the State of Illinois.

          (b) All provisions of this Agreement shall extend to and be binding upon the parties and their respective successors and assigns. This Agreement can be modified only in writing and may not be assigned by either party without the prior written consent of the other party, which consent will not be unreasonably withheld.

          (c) Each paragraph and provision of this Agreement is severable from the entire Agreement, and if one provision thereof is declared invalid, the remaining provisions shall nevertheless remain in effect.

          (d) This Agreement (including any exhibits) amends and restates the Prior Agreement and following the date hereof constitutes the entire understanding of the parties with respect to the Services to be performed hereunder, and any representation or statement not contained in this Agreement shall not be binding upon either party as a warranty or otherwise. This Agreement may not be amended, changed, modified or altered except in writing, signed by both parties. This Agreement supersedes all previous agreements, including without limitation the Prior Agreement, and negotiations, whether written or oral, respecting the subject matter hereof.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


SPS PAYMENT SYSTEMS, INC.            NOVUS CREDIT SERVICES INC.

By:/s/ Robert L. Wieseneck           By:/s/ Thomas Burr

Title: President                     Title: SVP Planning and Administration


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